Exhibit 4.2

Motorola Solutions, Inc.

OFFICERS’ CERTIFICATE

Pursuant to Sections 102, 201, 301 and 303 of the Indenture dated as of August 19, 2014 (the “Indenture”) between Motorola Solutions, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), the undersigned officers of the Company do hereby certify as follows in connection with the issuance of the Company’s 5.600% Senior Notes due 2032 (the “Securities”) under the Indenture:

1.

All conditions precedent under the Indenture to the issuance and authentication of the Securities and the delivery of the Securities to or upon the written order of the Company have been complied with.

2.	The undersigned have read the conditions referred to in paragraph 1 above.

3.	The statements of the undersigned contained herein are based upon their participation in the issuance of the Securities and a review of the Indenture.

4.

Each of the undersigned has made such examination or investigation as is necessary in the undersigned’s opinion to enable the undersigned to express an informed opinion as to whether the conditions referred to in paragraph 1 above have been complied with.

5.	In the opinion of the undersigned, the form and terms of the Securities have been established in conformity with the provisions of the Indenture.

6.

The (i) terms of the series of Securities of the Company to be issued under the Indenture are set forth in Annex A hereto and the section entitled “Description of the Notes” included in the Company’s Prospectus Supplement dated May 17, 2022 to the Prospectus dated March 19, 2021, which section is herein incorporated by reference and (ii) the form of the series of Securities of the Company to be issued under the Indenture are set forth in Annex B hereto. The form and terms of the series of Securities have been established pursuant to a Board Resolution (as defined in the Indenture) and unanimous written consents of the Underwriting Committee of the Company dated May 17, 2022 and May 27, 2022.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have signed their respective signatures on this certificate on this 31st day of May, 2022.

/s/ Kristin Kruska
Name: Kristin Kruska
Title: Corporate Vice President, Transactions, Corporate & Securities Law and Secretary

/s/ Uygar Gazioglu
Name: Uygar Gazioglu
Title: Senior Vice President, Finance & Treasurer

ANNEX A

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Officers’ Certificate

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

1. The title of the series of Securities authorized hereby shall be the “5.600% Senior Notes due 2032” (the “Notes”) of the Company.

2. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers’ Certificate is initially limited to $600,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 906, 1107 or 1303 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

3. The principal of the Notes shall be payable on June 1, 2032.

4. The Notes shall bear interest at the rate of 5.600% per annum from the most recent June 1 or December 1 for which interest has been paid or duly provided for. Interest on the Notes shall be payable semi-annually on June 1 and December 1, commencing December 1, 2022, until the principal thereof is paid or made available for payment. Each such June 1 or December 1 shall be an “Interest Payment Date” for the Notes. The May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the Interest payable on such Interest Payment Date.

5. The principal of and interest on the Notes shall be payable at the corporate trust office of the Trustee in Chicago, Illinois; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee inside the United States.

6. The Notes shall not be entitled to the benefit of any sinking fund and shall not be convertible or exchangeable into shares of the Company’s Common Stock.

7. The Notes shall be registered as Registered Securities.

8. The Notes shall be permanently issued as Global Securities under an arrangement with The Depository Trust Company (“DTC”). The Notes will not be delivered to beneficial owners in definitive form unless and until the DTC is removed as the depositary and no successor depositary can be found, or, with respect to holders of beneficial interests in the Notes who hold such interests directly or indirectly through Clearstream Banking, societê anonyme (“Clearstream”) or Euroclear Bank, as operator of the Euroclear System (“Euroclear”), in the event that Clearstream or Euroclear, as applicable, notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the Global Securities.

9. Payments of principal and interest on the Notes shall be paid to DTC or its nominee as the registered owner of the Notes.

10. Prior to March 1, 2032 (three months prior to the stated maturity of the Notes) (the “par call date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Company’s Prospectus Supplement dated May 17, 2022 relating to the Notes) plus 40 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date. On or after the par call date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

11. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. In the case of a partial redemption, selection of the Notes for redemption will be made in accordance with the applicable procedures of the Depositary. No Note of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be conducted in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the Redemption Price on the Notes, on and after the Redemption Date interest will cease to accrue on the Notes, or portions thereof, called for redemption. Prior to 11:00 a.m. on the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on that date.

12. Notice of any redemption of the Notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of us) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

13. Upon the occurrence of a change of control repurchase event (as defined in the Prospectus Supplement), unless the Company has exercised its right to redeem the Notes, the Company will be required to make an offer to each Holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase. Such offer will be conducted in accordance with the procedures described in the Prospectus Supplement. Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a change of control repurchase event with respect to the Notes, if, with respect to such Notes, a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes of properly tendered and not withdrawn under its offer.

14. The provisions of Sections 1402 (defeasance) and 1403 (covenant defeasance) of the Indenture shall be applicable to the Notes.

ANNEX B

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Officers’ Certificate

[See Exhibit 4.3 filed with this Form 8-K on May 31, 2022]